CUSTODIAN AGREEMENT
                                     BETWEEN
                              IRVING TRUST COMPANY
                                       AND
                       EXECUTIVE INVESTORS HIGH YIELD FUND
                     (A Series of Executive Investors Trust)

     CUSTODIAN AGREEMENT, made this 18th day of December, 1986 between EXECUTIVE INVESTORS HIGH YIELD FUND (the "Fund"), a series of Executive Investors Trust, a business trust organized and existing under the laws of the State of Massachusetts, having its office and place of business at 120 Wall Street, New York, New York 10005 and Irving Trust Company, a banking corporation organized and existing under the laws of the State of New York, having its principal office and place of business at One Wall Street, New York, New York 10015 (the "Custodian").

                                   WITNESSETH:

     That for and in consideration of the mutual promises hereinafter set forth the Fund and the Custodian agree as follows:

                                        I

                            APPOINTMENT OF CUSTODIAN

     1. The Trust hereby constitutes and appoints the Custodian as custodian of all the securities and monies at any time owned by the Fund during the period of this Agreement.

     2. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

                                       II

                         CUSTODY OF CASH AND SECURITIES

     1. The Fund will deliver or cause to be delivered to the Custodian all securities and all monies owned by it, including cash received for the issuance of its shares, at any time during the period of this Agreement. The Custodian will not be responsible for such securities and such monies until actually received by it.

     2. The Custodian shall credit to a separate account in the name of the Fund all monies received by it for the account of the Fund, and shall disburse the same only:

          (a) In payment for securities purchased, as provided in Article III hereof;

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          (b) In payment of dividends or  distributions as provided in Article V hereof;

          (c) In  payment of  original  issue or other  taxes,  as  provided  in
     Article VI hereof;

          (d) In payment for shares of beneficial interest of the Fund redeemed by it, as provided in Article VI hereof;

          (e) Pursuant to an officers certificate, or with respect to money market securities, as defined in Article IX, the oral instructions of an authorized person, as defined in Article IX, setting forth the name and address of the person to whom payment is to be made, the amount to be paid, and the corporate purpose for which payment is to be made; and

          (f) In payment of the fees and in reimbursement of the expenses and liabilities of the Custodian, as provided in Article VII hereof.

     3. The Custodian shall provide the Fund promptly after the close of business on each day with a statement summarizing all transactions and entries for the account of the Fund during said day, and it shall, at least monthly and from time to time, at the reasonable request of the Fund, render a detailed statement of the securities and monies held for the Fund under this Agreement.

     4. All securities held for the Fund, which are issued or issuable only in bearer form, shall be held by the Custodian in that form; all other securities held for the Fund may be registered in the name of the Fund or in the name of any duly appointed and registered nominee of the Custodian, as the Custodian may from time to time determine. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may held for the account of the Fund and which may from time to time be registered in the name of the Fund. The Custodian shall hold all securities in a separate account in the name of the Fund physically segregated at all times from those of any person or persons. Notwithstanding the foregoing, to the extent authorized by the Board of Trustees of the Fund, the Custodian may deposit securities in a clearing agency or the book entry system of the Federal Reserve Banks, as provided in Rule 17f-4 of the Investment Company Act of 1940, as amended, and securities deposited in such agency may be registered in the name of such agency or its nominee.

     5. Unless otherwise instructed to the contrary by an officers certificate, the Custodian shall, with respect to all securities held for the Fund:


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          (a) Collect all income due or payable;

          (b) Present for payment and collect the amount payable upon all securities which may mature or be called, redeemed, or retired, or otherwise become payable;

          (c) Surrender securities in temporary form for definitive securities;

          (d) Execute, as custodian, any necessary declarations or certificates of ownership under the Federal Income Tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

          (e) Hold for the account of the Fund all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder.

     6. Upon receipt of an officers certificate and not otherwise, the Custodian shall:

          (a) Execute and deliver to such persons as may be designated in such officers certificate, proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any securities may be exercised;

          (b) Deliver any securities held for the Fund in exchange for other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation or the exercise of any conversion privilege;

          (c) Deliver any securities held for the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement, such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

          (d) Take such other action as may be authorized in such officers certificate.

                                       III

                    PURCHASE AND SALE OF INVESTMENTS OF THE FUND

     1. Promptly after each purchase of securities by the Fund, the Fund shall deliver to the Custodian (i) with respect to each purchase of securities which are not money market securities an

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officers  certificate  and (ii) with  respect to each  purchase of money  market securities such an officers certificate or oral instructions from an authorized person, specifying with respect to each such purchase: (a) the name of the issuer and the title of the securities, (b) the number of shares or the principal amount purchased, and accrued interest, if any, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, (f) the name of the person from whom or the broker through whom the purchase was made and (g) such other information as shall be necessary for the issuance by the Custodian or a depository of escrow receipts relating to options purchased by the Fund, if the issuance of escrow receipts is
requested  by  the  officers  certificate.   The  Custodian  shall  receive  all
securities purchased by or for the Fund from the persons through or from whom the same were purchased, and shall pay out the monies held for the account of the Fund, the total amount payable upon such purchase as set forth in such officers certificate or such oral instruments, as the case may be, provided that the same conforms to the total amount payable as set forth on such officers certificate or in such oral instructions. The Custodian may make payment in such forms as shall be satisfactory to it and may accept securities in accordance with the customs prevailing among dealers.

     2. Promptly after each sale of securities by the Fund, the Fund shall deliver to the Custodian, (i) with respect to each sale of securities which are not money market securities an officers certificate and (ii) with respect to each sale of money market securities such an officers certificate or oral instructions from an authorized person specifying with respect to each such sale: (a) the name of the issuer and the title of the securities, (b) the number of shares or principal amount sold, and accrued interest, if any, (c) the date of sale, (d) the sale price per unit, (e) the total amount payable to the Fund upon such sale and (f) the name of the broker through whom or the person to whom the sale was made. The Custodian shall deliver the securities thus designated to the broker or other person named in such officers certificate upon receipt of the total amount payable to the Fund as set forth in such officers certificate or such oral instructions as the case may be, with respect to such sale. The Custodian may accept payment in such form as shall be satisfactory to it, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

                                       IV

                    LOAN OF PORTFOLIO SECURITIES OF THE FUND

     1. Where the Fund is permitted to lend its portfolio securities and wishes to lend its portfolio securities, the Fund

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shall deliver to the Custodian an officers  certificate  specifying with respect to each such loan:  (a) the name of the issuer and the title of the  securities,
(b) the number of shares or the principal amount loaned, (c) the date of the loan and delivery, (d) the total amount to be delivered to the Custodian against the loan of the securities including the amount of cash collateral and the premium, if any, separately identified and (e) the name of the broker to whom the loan was made. The Custodian shall deliver the securities thus designated to the broker to whom the loan was made upon receipt of the total amount designated as to be delivered against the loan of securities. The Custodian may accept payment only in the form of immediately available funds or a certified or bank cashier's check payable to the order of the Fund or the Custodian drawn on New York Clearing House funds and may deliver securities in accordance with the customs prevailing among dealers in securities.

     2. Promptly after each termination of the loan of securities by the Fund, the Fund shall deliver to the Custodian an officers certificate specifying with respect to each such loan termination and return of securities: (a) the name of the issuer and the title of the securities to be returned, (b) the number of shares or the principal amount to be returned, (c) the date of termination, (d) the total amount to be delivered by the Custodian (including the cash collateral for such securities minus any offsetting credits as described in said officers certificate) and (e) the name of the broker from whom the securities will be returned. The Custodian shall receive all securities returned from the broker to whom such securities were loaned and upon receipt thereof shall pay, out of the monies held for the account of the Fund, the total amount payable upon such return of securities as set forth in the officers certificate.

                                        V

                      PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

     1. The Fund shall furnish to the Custodian a copy of any resolution of the Board of Trustees, certified by the Secretary or any Assistant Secretary, authorizing the declaration of dividends on a monthly, quarterly, semi-annual, annual or other basis, and authorizing the Custodian to rely on the oral instructions from an authorized officer of the Fund, setting forth the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, and the amount payable per share to the stockholders of record as of that date and the total amount payable to the Dividend Agent on the payment date.

     2. Upon the payment date specified in such officers certificate or oral instructions, the Custodian shall pay out of

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the  monies  held for the  account of the Fund the total  amount  payable to the
Dividend Agent for the Fund.

                                       VI

                SALE AND REDEMPTION OF CAPITAL STOCK OF THE FUND

     1. Whenever the Fund shall sell any of its shares of beneficial interest, it shall cause to be delivered to the Custodian an officers certificate duly specifying:

          (a) The number of shares sold, trade date, and price; and

          (b) The amount of money to be received by the Custodian for the sale of such shares.

     2. Upon receipt of such money the Custodian shall credit such money into the account of the Fund.

     3. Upon the issuance of any shares of beneficial interest of the Fund in accordance with the foregoing provisions of this Article, the Custodian shall pay, out of the money held for the account of the Fund, all original issue or other taxes required to be paid by the Fund in connection with such issuance upon the receipt of an officers certificate specifying the amount to be paid.

     4. Except as provided hereinafter, whenever the Fund shall hereafter redeem any of its shares of beneficial interest, it shall furnish to the Custodian an officers certificate specifying:

          (a) The number of shares redeemed; and

          (b) The amount to be paid for the shares redeemed.

     5. Upon receipt from the Transfer Agent of an advice setting forth the number of shares received by the Transfer Agent for redemption and that such shares are valid and in good form for redemption, the Custodian shall make payment to the Transfer Agent out of the monies held for the account of the Fund, of the total amount specified in the officers certificate issued pursuant to the foregoing paragraph 4 of this Article.

                                       VII

                            CONCERNING THE CUSTODIAN

     1. Neither the Custodian nor its nominee shall be liable

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for any loss or damage  including  counsel  fees,  resulting  from its action or omission to act or otherwise, except for any such loss or damage arising out of its own negligence or willful misconduct. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel, at the expense of the Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion.

     2. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

          (a) The validity of the issue of any securities purchased by or for the Fund, the legality of the purchase thereof, or the propriety of the amount paid therefor;

          (b) The legality of the sale of any securities by or for the Fund or the propriety of the amount for which the same are sold;

          (c) The legality of the issue or sale of any shares of beneficial ownership of the Fund, or the sufficiency of the amount to be received therefor;

          (d) The legality of the redemption of any shares of beneficial interest of the Fund, or the propriety of the amount to be paid therefor;

          (e) The legality of the declaration of any dividend by the Fund or the legality of the issue of any shares of the Fund's capital stock in payment of any stock dividend;

          (f) The  legality  of any loan of  portfolio  securities  pursuant  to
     Article IV of this Agreement, nor shall the Custodian be under any duty or obligation to see to it that any cash collateral delivered to it by a brokerage firm or held by it at any time as a result of such loan of the portfolio securities of the Fund is adequate collateral for the Fund against any loss it might sustain as a result of such loan. The Custodian specifically, but not by way of limitation, shall not be under any duty or obligation to periodically check or notify the Fund that the amount of such cash collateral held by it for the Fund is sufficient collateral for the Fund, but such duty or obligation shall be the sole responsibility of the Fund. In addition, the Custodian shall be under no duty or obligation to see that any brokerage firm to whom portfolio securities of the Fund are lent pursuant to Article IV of this Agreement makes payment to it of any dividends or interest which are payable to or for the account of the Fund during the period of such loan or at the termination of such loan, provided however, that the Custodian shall promptly notify the Fund in the event that such

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     dividends or interest are not paid and received when due;

          (g) The legality of a payment made pursuant to an officers certificate or, in the case of money market securities, pursuant to oral instructions of any authorized person.

     3. The Custodian shall not be liable for, or considered to be the Custodian of, any money represented by any check, draft, or other instrument for the payment of money received by it on behalf of the Fund, until the Custodian actually receives such money.

     4. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Fund from the Transfer Agent of the Fund nor to take any action to effect payment or distribution by the Transfer Agent of the Fund of any amount paid by the Custodian to the Transfer Agent of the Fund in accordance with this Agreement.

     5. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the securities upon which such amount is payable are in default or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by an officers certificate and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

     6. The Custodian may appoint one or more banking institutions, including, but not limited to, banking institutions located in foreign countries, as Depository or Depositories or as a Sub-Custodian of securities and monies at any time owned by the Fund, upon terms and conditions approved in written instructions from two officers of the Fund.

     7. The Custodian shall not be under any duty or obligation to ascertain whether any securities at any time delivered to or held by it for the account of the Fund are such as may, properly be held by the Fund under the provisions of its Articles of Incorporation.

     8. The Custodian shall be entitled to receive and the Fund agrees to pay to the Custodian, such compensation as may be agreed upon from time to time between the Custodian and the Fund. The Custodian may charge such compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to such agreement against any money held by it for the account of the Fund. The Custodian shall also be entitled to charge against any money held by it for the account of the Fund the amount of any loss, damage, liability or expense, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement. The expenses which the

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Custodian  may  charge  against  the  account of the Fund  include,  but are not limited to, the expenses of Sub-Custodians and foreign branches of the Custodian incurred in settling transactions involving the purchase and sale of securities of the Fund.

     9. The Custodian shall be entitled to rely upon any officers certificate, notice or other instrument in writing received by the Custodian and believed by the Custodian to be genuine and to be signed by two officers of the Fund as defined in Article IX. The Custodian shall be entitled to rely upon any oral instructions received by the Custodian pursuant to Article III or V hereof and believed by the Custodian to be genuine and to be given by an authorized person. The Fund agrees to forward to the Custodian written instructions from an authorized person confirming such oral instructions in such manner so that such written instructions are received by the Custodian, whether by hand delivery, telex or otherwise, by the close of business of the same day that such oral instructions are given to the Custodian. The Custodian's understanding of any oral instructions on which it has acted shall be binding on the Fund notwithstanding receipt by the Custodian of written confirmation of such oral instructions which is inconsistent with the Custodian's understanding thereof. The Fund agrees that the fact that such confirming written instructions are not received by the Custodian shall in no way affect the validity of transactions or enforceability of the transactions hereby authorized by the Fund. The Fund agrees that the Custodian shall incur no liability to the Fund in acting upon oral instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from a duly authorized person.

                                      VIII

                                   TERMINATION

     1. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be no less than 60 days after the date of the giving of such notice. In the event such notice is given by the Fund, it shall be accompanied by a copy of a resolution of the Board of Directors of the Fund, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event such notice is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a copy of resolution of its Board of Trustees, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by the Fund, the Custodian may apply to any

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court of competent  jurisdiction  for the  appointment of a successor  custodian which shall be a bank or a trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. If the Fund fails to designate a successor custodian, the Fund shall, upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all securities and monies then owned by the Fund be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement.

     2. Upon the date set forth in such notice, this Agreement shall terminate and the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on that date deliver directly to the successor custodian all securities and monies then owned by the Fund and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall be entitled.

                                       IX

                                  MISCELLANEOUS

     1. The term "officers certificate" shall mean any notice, instructions or other instrument in writing, authorized or required by this Agreement to be given to the Custodian signed by two officers on behalf of the Fund.

     2.  The  term  "Officers"   shall  be  deemed  to  include  the  President,
Vice-President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer, or any other person or persons duly authorized by the Board of Trustees of the Trust to execute any certificate, instruction, notice or other instrument on behalf of the Fund. The term "securities" shall include, but shall not be limited to, stocks, bonds, debentures, notices, bankers' acceptances, certificates of deposit, options, securities covered by options, and money market instruments.

     3. Annexed hereto as Appendix A, is a certificate signed by two of the present officers of the Fund under its corporate seal, setting forth the names and the signatures of the present officers of the Fund. The Fund agrees to notify the Custodian promptly if any such present officer ceases to be an officer of the Fund, and to furnish the Custodian a new certificate in similar form in the event other or additional officers as defined in Article IX are elected or appointed. Until such new certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signatures of the present officers as set forth in said annexed certificate or upon the signatures of the present officers as set forth in subsequently issued certificates.

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     4. The term  "authorized  person" shall be deemed to include the Treasurer, the Secretary or any other persons, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board of Director to execute any certificate, instruction, notice or other instrument or to deliver oral instructions on behalf of the Fund.

     5. Annexed hereto as Appendix B is a certificate signed by two of the present officers of the Fund under its corporate seal, setting forth the names and signatures of the present authorized persons. The Fund agrees to notify the Custodian promptly if any such present authorized person ceases to be an authorized person and to furnish to the Custodian a new certificate in similar form in the event that other or additional authorized persons are elected or appointed. Until such new certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon oral instructions or signatures of the present authorized persons as set forth in said annexed certificate or upon oral instructions or the signatures of the present authorized persons as set forth in a subsequently issued certificate.

     6. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at One Wall Street, New York, New York 10015, Attn: Institutional Custody Administration Department or at such other place as the Custodian may from time to time designate in writing.

     7. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its office, at 120 Wall Street, New York, New York 10005, or at such other place as the Fund may from time to time designate in writing.

     8. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, and authorized and approved by a resolution of the Board of Directors of the Fund.

     9. The term "money market security" shall be deemed to include, but not be limited to, debt obligations issued or guaranteed as to interest and principal by the Government of the United States or agencies or instrumentalities thereof, bank deposits, certificates of deposit, commercial paper and bankers' acceptances, where the purchase or sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale.

     10. This Agreement shall extend to and shall be binding

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upon the parties hereto, and their respective successors and assigns;  provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian and shall not be assignable by the Custodian without the written consent of the Fund, authorized or approved by a resolution of its Trustees.

     11. Notwithstanding any provision of law to the contrary, the Custodian hereby severally waives any right to enforce this Agreement against the individual and separate assets of any shareholder of the Fund, or any other series of Executive Investors Trust.

     12. This Agreement shall be construed in accordance with the laws of the State of New York.

     14. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but such counterparts shall, together, constitute only one instrument.

     15. The term "written instructions" shall mean written communications by telex or any other such system whereby the receiver of such communications is able to verify by codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communications.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate officers, thereunto duly authorized and their respective corporate seals to be hereunto affixed as of the day and year first above written.

                                               EXECUTIVE INVESTORS TRUST
                                               HIGH YIELD FUND


                                               By: /s/ Andrew J. Donohue
                                                   -----------------------------
                                                    Andrew J. Donohue, President

ATTEST:

/s/ C. Durso
------------------------------
Concetta Durso, Vice President
and Secretary

                                               IRVING TRUST COMPANY


                                               By: /s/ Michael A. Mertz
                                                   -----------------------------
                                                   Michael A. Mertz
                                                   Vice President

EXECUTIVE                              12

ATTEST:


/s/ Maria Fernandes
------------------------------
Assistant Secretary

EXECUTIVE                              13

                                   APPENDIX A

     I, Andrew J. Donohue, President and I, Concetta Durso, Secretary of Executive Investors High Yield Fund (A Series of Executive Investors Trust) (the "Fund"), a Massachusetts business trust, do hereby certify that:

     The following individuals serve in the following positions with the Fund and each individual has been duly elected or appointed to each such position and qualified therefor in conformity with the Fund's Declaration of Trust and By-Laws and the signatures set forth opposite their respective names are true and correct signatures:

SIGNATURE

Andrew J. Donohue           President               /s/ Andrew J. Donohue
                                                    ----------------------------

David D. Grayson            Vice President          /s/ David D. Grayson
                                                    ----------------------------

Glenn 0 Head                Vice President          /s/ Glenn 0. Head
                                                    ----------------------------

Concetta Durso              Vice President
                            & Secretary             /s/ C. Durso
                                                    ----------------------------

Nicholas Orros              Treasurer               /s/ Nicholas Orros
                                                    ----------------------------

Joseph P. Abbamont          Assistant Treasurer     /s/ Joseph P. Abbamont
                                                    ----------------------------

Anthony Gentile             Authorized Signer       /s/ Anthony Gentile
                                                    ----------------------------

Jay G. Bans                 Authorized Signer       /s/ Jay G. Bans
                                                    ----------------------------

Robert J. Grosso            Authorized Signer       /s/ Robert J. Grosso
                                                    ----------------------------

Regina D. Ruffo
  Tenzer                    Authorized Signer       /s/ Regina D. Ruffo Tenzer
                                                    ----------------------------

Mariarosa Cartolano         Authorized Signer       Mariarosa Cartolano
                                                    ----------------------------


     I, Andrew Executive J. Donohue, in my official Investors High Yield Fund capacity as President of (A Series of Executive Investors Trust), hereby certify that Concetta Durso is currently the duly elected and appointed Secretary of Executive Investors High Yield Fund (A Series of Executive Investors Trust) and that the above named individuals have been duly appointed to each such position and that the signatures appearing opposite their names are true and correct signatures.

                                                    /s/ Andrew J. Donohue
                                                    ----------------------------

EXECUTIVE                              14

                                                    Andrew J. Donohue, President
                                                    Dated:

I, Concetta Durso, Secretary of Executive Investors High Yield Fund (A Series of Executive Investors Trust) hereby certify that the above named individuals have been duly elected and appointed to each position and that the signature appearing opposite their names are true and correct signatures.

                                                    /s/ C. Durso
                                                    ----------------------------
                                                    Concetta Durso, Secretary
                                                    Dated:

EXECUTIVE                              15

                                   APPENDIX B

     I, Andrew J. Donohue, President, and I, Concetta Durso, Secretary of Executive Investors High Yield Fund (A Series of Executive Investors Trust), do hereby certify that:

     The following individuals have been duly authorized in conformity with the Fund's Declaration of Trust to execute any certificate, instruction, notice or other instrument or to give oral instructions on behalf of the Fund and each series, and the signatures set forth opposite their respective names are their true and correct signatures:

NAME                                                           SIGNATURE
----                                                           ---------

David D. Grayson                                  /s/ David D. Grayson
                                                  ------------------------------

Glenn 0. Head                                     /s/ Glenn 0. Head
                                                  ------------------------------

Andrew J. Donohue                                 /s/ Andrew J. Donohue
                                                  ------------------------------

Nicholas Orros                                    /s/ Nicholar Orros
                                                  ------------------------------

Joseph P. Abbamont                                /s/ Joseph P. Abbamont
                                                  ------------------------------

Concetta Durso                                    /s/ Concetta Durso
                                                  ------------------------------

Anthony Gentile                                   /s/ Anthony Gentile
                                                  ------------------------------

Jay G. Bans                                       /s/ Jay G. Bans
                                                  ------------------------------

Robert J. Grosso                                  /s/ Robert J. Grosso
                                                  ------------------------------

Regina D. Ruffo Tenzer                            /s/ Regina D. Ruffo Tenzer
                                                  ------------------------------

Mariarosa Cartolano                               /s/ Mariarosa Cartolano
                                                  ------------------------------

I, Andrew J. Donohue, in my official capacity as President of Executive Investors High Yield Fund (A Series of Executive Investors Trust), hereby certify that Concetta Durso is currently the duly elected and appointed
Secretary of Executive Investors High Yield Fund (A Series of Executive Investors Trust) and that the above named individuals have been duly authorized to execute any certificate, instruction, notice or other instrument or to give oral instructions on behalf of the Trust and the signatures set forth opposite their names are true and correct signatures.

                                                  /s/ Andrew J. Donohue
                                                  ------------------------------
                                                  Andrew J. Donohue, President
                                                  Dated:

EXECUTIVE                              16

I, Concetta Durso, Secretary of Executive Investors High Yield Fund (A Series of Executive Investors Trust) hereby certify that the above named individuals have been duly elected and appointed to each such position and that the signatures appearing opposite their names are their true and correct signatures.

                                                  /s/ C. Durso
                                                  ------------------------------
                                                  Concetta Durso, Secretary
                                                  Dated:

EXECUTIVE                              17